Exhibit (j)(i)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", Independent Auditors" and "Financial Statements" and to the use of our report dated February 10, 2004, which is incorporated by reference in this Registration Statement (Form N-1A No. 811-08560)of Gabelli International Growth Fund, Inc.





 ERNST & YOUNG LLP


 New York, New York
 April 28, 2004